Exhibit 10.8

AMENDMENT TO

NATIONAL MERCANTILE BANCORP 2005 STOCK INCENTIVE PLAN

The board of directors of First California Financial Group, Inc. amends the National Mercantile Bancorp 2005 Stock Incentive Plan, effective March 12, 2007, as follows:

Any reference to the National Mercantile Bancorp 2005 Stock Incentive Plan or the Plan shall mean the First California Financial Group, Inc. 2005 NMB Stock Incentive Plan. Any reference to National Mercantile Bancorp or the Company shall mean First California Financial Group, Inc.

Except as otherwise provided, the Plan shall be unmodified and shall continue in full force and effect in accordance with its terms.